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                                  MCGLADREY & PULLEN, LLP
                       --------------------------------------------
                       Certified Public Accountants and Consultants




The Board of Directors
HMN Financial Inc.

We consent to the incorporation by reference of our report dated October 14, 1997, relating to the consolidated statements of financial condition of Marshalltown Financial Corporation as of September 30, 1997 and 1996 and the related statements of income, stockholders' equity and cash flows for the years then ended, which report appears in Form 8-K/A filed on or about February 11, 1998 by HMN Financial, Inc. related to the acquisition of Marshalltown Financial Corporation by HMN Financial Inc., in the following Registration Statements of HMN Financial Inc.: Nos. 33-88228, 33-94388, and 33-94386 on
Form S-8.


                                  /s/ McGladrey & Pullen, LLP

                                  McGLADREY & PULLEN, LLP

Des Moines, Iowa
February 11, 1998